UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 2, 2024
Date of Report (date of earliest event reported)
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Rivian Automotive, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-41042 (Commission File Number)	47-3544981 (IRS Employer Identification Number)
14600 Myford Road Irvine, California 92606
(Address of principal executive offices) (Zip code)
(888) 748-4261
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RIVN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On May 2, 2024, Rivian Automotive, LLC, and Rivian, LLC, subsidiaries of Rivian Automotive, Inc. (collectively, the “Company”), and the State of Illinois (the “State”) acting by and through the Department of Commerce and Economic Opportunity (the “DCEO”) entered into a REV Tax Credit Agreement (the “Agreement”), effective as of April 29, 2024 (the “Effective Date”).

Pursuant to the Agreement, the Company agreed to renovate and expand its existing manufacturing operations at 100 North Rivian Motorway, Normal, Illinois, 61761 (the “Project”), make capital expenditures of at least $1,515,428,945 within 60 months from the date the Agreement is executed (the “Investment Commitment”), and by December 31, 2029, create a minimum of 559 full-time new-jobs above the existing statewide Illinois employment baseline of 8,587 at the Project (the “New Jobs Commitment”) with such jobs paying annual wages equal to or greater than 120% of the average wage paid to full-time employees in a similar position within an occupation group in the county where the Project is located. The Company also agreed to retain a minimum of 6,000 existing full-time jobs in Illinois (the “Retained Jobs Commitment”). The Investment Commitment together with the New Jobs Commitment and the Retained Jobs Commitment are collectively the “Company Commitments”. Once the Project has been placed in service, if the Company fails to maintain the New Job Commitment and the Retained Jobs Commitment, then it shall lose the ability to claim tax credits under the Agreement until such time that it satisfies the New Jobs Commitment and the Retained Job Commitment. The Company also agreed to maintain operations at the Project for a minimum of 15 years from the date that the expansion is placed into service, and the failure to do so would obligate the Company to repay all credits realized under the Agreement
As consideration for and as a condition to the Company Commitments, the Company is eligible for an incentives package valued at up to $827 million, including tax credits and exemptions, and grants to offset eligible costs of the Project. Tax credits will be eligible for issuance for an initial period of 15 years, with an opportunity for an additional fifteen-year extension.

The Agreement may be terminated (i) upon expiration of the credit identified in section II.D of the Agreement, (ii) by an event of default by the Company pursuant to Section VII of the Agreement, should the DCEO determine to permanently revoke the Company’s credit, (iii) by the mutual written consent of the Company and DCEO, (iv) by the Company upon its election to terminate the Project and the Agreement, or (v) by contractual operation if the company has not met the Investment Commitment, the New Jobs Commitment or the Retained Jobs Commitment at any time during the ten-year period beginning on the Effective Date.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1ˆ†
REV Tax Credit Agreement effective as of April 29, 2024 by and among Rivian Automotive, LLC, and Rivian, LLC, and the State of Illinois acting by and through the Department of Commerce and Economic Opportunity

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

ˆ	Certain exhibits have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The registrant undertakes to provide copies of any of the omitted exhibits upon request by the Securities and Exchange Commission.
†	Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVIAN AUTOMOTIVE, INC.

Date: May 3, 2024	By:	/s/ Claire McDonough
	Name:	Claire McDonough
	Title:	Chief Financial Officer